Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

Second-Quarter Financial Results

Reports revenues of $67.3 million, operating income of $3.3 million

Delivers adjusted EBITDA of $8.1 million, up more than 2X sequentially

Reports GAAP EPS of $0.01 and adjusted EPS of $0.07

Affirms full-year revenue and adjusted EBITDA guidance

Secures Public Sector multi-year contracts worth more than $13 million

Launches new recurring-revenue stream offering, ISG Network Select™

STAMFORD, Conn., August 5, 2019— Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the second quarter and first half ended June 30, 2019.

“ISG continues to build forward momentum, with second-quarter revenues up 4 percent sequentially and EBITDA more than double that of the 2019 first quarter,” said Michael P. Connors, chairman and CEO. “Our focused investments in the high-growth area of digital services, including automation, are paying off. Our revenue mix continues to grow in value, based, in part, on rising demand for our digital services, which represent approximately 45 percent of our total revenues, as well as the high market valuations for automation services we are seeing of late.

“We also are excited by the opportunity to add to our growing recurring revenue streams through the launch of ISG Network Select™, announced last week,” said Connors. “This new offering allows us to offer our clients more technology options, better pricing and accelerated speed to solution to meet their next-gen networking needs — from 5G to SD-WAN — all of which is crucial to the success of their digital transformations. Beginning as early as 2020, ISG will generate sustainable recurring revenues across the entire life of our clients’ networking contracts, while still driving revenue from our traditional network audit, sourcing and transformation advisory business.

“Our recurring revenue streams also will benefit beginning later this year from a considerable pickup in our U.S. public sector business, which added $9 million in new multi-year contracts in the second quarter. Overall, in the U.S., Europe and Australia, we signed new multi-year public sector agreements worth more than $13 million this quarter — a new high for ISG.

“With accelerated business momentum and a strong sales pipeline, we reaffirm our full-year revenue and adjusted EBITDA guidance,” Connors said. “Our expanding digital solutions and disciplined management approach puts us in position to continue driving profitable growth and delivering value for our clients and shareholders.”

Second-Quarter 2019 Results

Revenues for the second quarter were $67.3 million, compared with $71.0 million in the prior year, a decrease of 3 percent in constant currency (a non-GAAP presentation described below under “Non-GAAP Financial Measures”) and 5 percent on a reported basis. Revenues were $40.2 million in the Americas (up 5 percent sequentially and down 1 percent versus the prior year on a reported basis), $22.8 million in Europe (up 3 percent sequentially; flat versus the prior year in constant currency and down 5 percent versus the prior year on a reported basis), and $4.3 million in Asia Pacific (down 2 percent sequentially; down 26 percent versus the prior year in constant currency and down 31 percent on a reported basis versus the prior year, or $1.9 million). Currency negatively impacted reported revenues by $1.5 million versus the prior year.

ISG reported second-quarter operating income of $3.3 million, up $4.0 million sequentially and compared with operating income of $4.2 million in the prior year. Net income was $0.4 million, compared with net income of $2.4 million in the second quarter of last year. Reported fully diluted earnings per share was $0.01, compared with fully diluted earnings per share of $0.05 for the same period in 2018.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $3.2 million, or $0.07 per share on a fully diluted basis, compared with adjusted net income of $5.7 million, or $0.12 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter 2019 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.1 million, more than double that of the first quarter and compared with $9.8 million in last year’s second quarter.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $10.4 million at June 30, 2019, down $3.2 million from March 31, 2019. During the second quarter, ISG repurchased $1.7 million of stock and paid $0.9 million in contingent consideration for prior acquisitions. Total outstanding debt as of June 30, 2019, was reduced 12 percent, to $97.0 million, versus $110.2 million as of June 30, 2018.

ISG Full-Year Revenue and Adjusted EBITDA Guidance

“For 2019, we are reaffirming our forecasted revenue to be in the range of $276-$285 million and our forecasted adjusted EBITDA to be in the range of $33-$35 million. We expect to achieve our full-year revenue and adjusted EBITDA guidance based on our forward momentum and our strong second-half pipeline, which reflects especially strong demand for our digital services.  We will, however, continue to watch the macro environment for changes that could affect client demand as we move through the second half.”

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Monday, August 5, 2019, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-888-254-3590 or, for international callers, by dialing 001-323-994-2093. The access code is 1769252. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2019 and June 30, 2018. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance and integration expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance and integration expense, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time.   Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 70 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$67,328	$71,026	$132,119	$139,903
Operating expenses
Direct costs and expenses for advisors	38,146	40,153	78,911	83,137
Selling, general and administrative	24,223	24,680	47,235	46,908
Depreciation and amortization	1,675	1,993	3,359	3,895
Operating income	3,284	4,200	2,614	5,963
Interest income	89	3	92	110
Interest expense	(1,602)	(1,728)	(3,165)	(3,465)
Foreign currency transaction (loss) gain	(18)	49	(35)	25

Income (loss) before taxes	1,753	2,524	(494)	2,633
Income tax provision (benefit)	1,339	162	(10)	107
Net income (loss)	$414	$2,362	$(484)	$2,526

Weighted average shares outstanding:
Basic	46,880	44,655	46,344	44,180
Diluted	47,401	46,086	46,344	45,973

Income (loss) per share:
Basic	$0.01	$0.05	$(0.01)	$0.06
Diluted	$0.01	$0.05	$(0.01)	$0.05

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$414	$2,362	$(484)	$2,526
Plus:
Interest expense (net of interest income)	1,513	1,725	3,073	3,355
Income taxes	1,339	162	(10)	107
Depreciation and amortization	1,675	1,993	3,359	3,895
Change in contingent consideration	—	960	30	1,045
Acquisition-related costs	(21)	—	7	—
Severance and integration expense	731	89	909	107
Foreign currency transaction loss (gain)	18	(49)	35	(25)
Non-cash stock compensation	2,384	2,590	4,694	4,646
Adjusted EBITDA	$8,053	$9,832	$11,613	$15,656

Net income (loss)	$414	$2,362	$(484)	$2,526
Plus:
Non-cash stock compensation	2,384	2,590	4,694	4,646
Intangible amortization	1,003	1,264	2,007	2,538
Change in contingent consideration	—	960	30	1,045
Acquisition-related costs	(21)	—	7	—
Severance and integration expense	731	89	909	107
Foreign currency transaction loss (gain)	18	(49)	35	(25)
Tax effect (1)	(1,317)	(1,553)	(2,458)	(2,660)
Adjusted net income	$3,212	$5,663	$4,740	$8,177

Weighted average shares outstanding:
Basic	46,880	44,655	46,344	44,180
Diluted	47,401	46,086	46,344	45,973

Adjusted earnings per share:
Basic	$0.07	$0.13	$0.10	$0.19
Diluted	$0.07	$0.12	$0.10	$0.18

(1)              Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	June 30, 2019	Ended	currency	June 30, 2018
	June 30, 2019	impact	Adjusted	June 30, 2018	impact	Adjusted
Revenue	$67,328	$1,503	$68,831	$71,026	$35	$71,061
Operating income	$3,284	$238	$3,522	$4,200	$263	$4,463
Adjusted EBITDA	$8,053	$250	$8,303	$9,832	$265	$10,097

			Six Months			Six Months
	Six Months	Constant	Ended	Six Months	Constant	Ended
	Ended	currency	June 30, 2019	Ended	currency	June 30, 2018
	June 30, 2019	impact	Adjusted	June 30, 2018	impact	Adjusted
Revenue	$132,119	$2,682	$134,801	$139,903	$(790)	$139,113
Operating income	$2,614	$409	$3,023	$5,963	$411	$6,374
Adjusted EBITDA	$11,613	$431	$12,044	$15,656	$403	$16,059